UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2010

Marine Exploration, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	000-24637	26-1878284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

535 Sixteenth Stret, Suite 820 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 459-2485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2010, the Board of Directors of Marine Exploration, Inc. (The “Company”) convened and elected Mark Goldberg and Michael J. Scaglione.  The board increases its numbers of members from 2 to 4 commencing 05/01/2010.

Mark Goldberg was appointed to the Board of Directors of Marine Exploration Inc with Directorship effective May 1, 2010. Mr. Goldberg has served as an officer and consultant to various public and nonpublic companies from 2001 to the present. In 2001 Mr. Goldberg was nominated for a Tony award as the producer for the Broadway show Bells are Ringing and also helped produced the off Broadway show Summer of 42. Mr. Goldberg was a registered stockbroker and manager with various brokerage firms from 1979 through 2001. He received his BS in Marketing from C.W. Post Long Island University (Brookville, NY) and his AAS in Marketing from Nassau Community College (Garden City, NY)

Michael J. Scaglione, Esq. was appointed to the Board of Directors of Marine Exploration, Inc. with Directorship effective May 1, 2010.  Mr. Scaglione has worked in the legal field for over 15 years and provides expertise in foreign contracts and international relations with a specific focus in the Caribbean and South America.  Mr. Scaglione also manages a private practice in Miami Florida and has provided joint venture representation for a number of years. He remains significantly involved with marine technology designers, marine historians and cultural foundations who continue to provide valuable services to Marine Exploration’s multiple ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Marine Exploration, Inc. (Registrant)
Date: April 30, 2010	By:	/s/ Robert Stevens
Interim CFO